AMENDMENT

TO

AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is made on the 1st day of January, 2012, by and among The MainStay Funds and Eclipse Funds, each a Massachusetts business trust, Eclipse Funds Inc., Inc., a Maryland corporation, and MainStay Funds Trust, a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 169 Lackawanna Avenue, Parsippany, New Jersey 07054 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008 (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement.

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

ECLIPSE FUNDS

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

ECLIPSE FUNDS INC.

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

MAINSTAY FUNDS TRUST

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

NYLIM SERVICE COMPANY LLC

By: /s/ Penny Nelson

Name: Penny Nelson

Title: President

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TRANSFER AGENCY FEE SCHEDULE

As Amended effective January 1, 2012

1) Maintenance and Transaction Charges – Billable Monthly*

* The Funds listed below will be billed at the greater of A or B.

A) Per Account Annual Fee:

The following Funds will be billed at a rate of 1/12 of the annual fee for each Fund account serviced during the month. “Accounts serviced” is defined as all open accounts at month end and accounts that close during the month, including underlying Shareholder accounts which may be held in an omnibus positions and serviced by other administrators.

THE MAINSTAY FUNDS

EQUITY FUNDS	ACCOUNT RATES
MainStay Common Stock Fund	$22.89
MainStay Equity Index Fund	$22.89
MainStay International Equity Fund	$22.89
MainStay Large Cap Growth Fund	$22.89
MainStay MAP Fund	$22.89
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
MainStay Convertible Fund	$27.50
MainStay Flexible Bond Opportunities Fund	$27.50
MainStay Global High Income Fund	$27.50
MainStay Government Fund	$27.50
MainStay High Yield Corporate Bond Fund	$27.50
MainStay Income Builder Fund	$27.50
MainStay Tax Free Bond Fund	$27.50
MONEY MARKET FUND	ACCOUNT RATES
MainStay Money Market Fund	$30.37
MainStay Principal Preservation Fund	$27.50

ECLIPSE FUNDS

EQUITY FUNDS	ACCOUNT RATES
MainStay U.S. Small Cap Fund	$22.89
FIXED INCOME & BLENDED FUND	ACCOUNT RATES
MainStay Balanced Fund	$27.50

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ECLIPSE FUNDS INC.

FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
MainStay High Yield Opportunities Fund	$27.50

MAINSTAY FUNDS TRUST

EQUITY FUNDS	ACCOUNT RATES
MainStay Conservative Allocation Fund	$22.89
MainStay Epoch Global Equity Yield Fund	$22.89
MainStay Epoch International Small Cap Fund	$22.89
MainStay Epoch U.S. Equity Fund	$22.89
MainStay Epoch Global Choice Fund	$22.89
MainStay Epoch U.S. All Cap Fund	$22.89
MainStay Growth Allocation Fund	$22.89
MainStay Growth Equity Fund	$22.89
MainStay ICAP Equity Fund	$22.89
MainStay ICAP Select Equity Fund	$22.89
MainStay ICAP International Fund	$22.89
MainStay ICAP Global Fund	$22.89
MainStay Moderate Allocation Fund	$22.89
MainStay Moderate Growth Allocation Fund	$22.89
MainStay S&P 500 Index Fund	$22.89
MainStay Retirement 2010 Fund	$22.89
MainStay Retirement 2020 Fund	$22.89
MainStay Retirement 2030 Fund	$22.89
MainStay Retirement 2040 Fund	$22.89
MainStay Retirement 2050 Fund	$22.89
MainStay 130/30 Core Fund	$22.89
MainStay 130/30 Growth Fund	$22.89
MainStay 130/30 International Fund	$22.89
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
MainStay Floating Rate Fund	$27.50
MainStay High Yield Municipal Bond Fund	$$27.50
MainStay Indexed Bond Fund	$$27.50
MainStay Intermediate Term Bond Fund	$$27.50
MainStay Short Term Bond Fund	$$27.50
MONEY MARKET FUND	ACCOUNT RATES
MainStay Cash Reserves Fund	$30.37

B) Fund Minimum (CUSIP/Class/Fund):

The Funds listed above will be billed at $458.84 per month per CUSIP (i.e., 1/12 of the annual Fund Minimum charge of $5,506.08) for each Fund serviced during the month that is not being charged at the per account rate. Those Funds that do not have a minimum account volume are charged at the Fund Minimum level until such account volumes are achieved. Seed accounts are excluded from Fund Minimums.

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The fees and charges set forth above shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

2) Other Items

A)           529 Products

Oppenheimer’s 529 Product currently uses two MainStay Funds as investment vehicles to support its 529 Portfolios. Each MainStay Fund will be charged on a pro rated account basis for each account that uses the MainStay Funds to support its 529 Portfolio, as follows:

EQUITY FUNDS	ACCOUNT RATES
MainStay MAP Fund	$22.89
FIXED INCOME & BLENDED FUND	ACCOUNT RATES
MainStay High Yield Corporate Bond Fund	$27.50

B)            New MainStay Funds

New MainStay Funds that contain “seed money” only will not be charged the Fund Minimum.

C)            Fund Billing Restrictions/Caps

In order to facilitate the introduction of New Fund and Products and keep transfer agency expenses at a minimum, certain billing restrictions and/or Caps apply to New Funds. New Funds (Class A, I, R1, R2, and R3) are charged a maximum transfer agency expense of 25 basis points for one year. After one year, the Fund expenses are reviewed and, at Management discretion, will either continue to be charged the 25 basis points maximum or commencement of the per account rate or Fund Minimum charge will begin.

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IN WITNESS WHEREOF, each of the Funds listed below and NYLIM Service Company LLC have agreed upon this Transfer Agency Fee Schedule and have caused this Transfer Agency Fee Schedule to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

THE MAINSTAY FUNDS

By: /s/ Stephen P.Fisher

Name: Stephen P. Fisher

Title: President

ECLIPSE FUNDS

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

ECLIPSE FUNDS INC.

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

MAINSTAY FUNDS TRUST

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title: President

NYLIM SERVICE COMPANY LLC

By: /s/ Penny Nelson

Name: Penny Nelson

Title: President

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